As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GRAPHITE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	84-4867570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
201 Haskins Way, Suite 210
South San Francisco, CA 94080
(650) 484-0886
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Graphite Bio, Inc. 2021 Stock Option and Incentive Plan
Graphite Bio, Inc. 2021 Employee Stock Purchase Plan

Josh Lehrer, M.D.
President and Chief Executive Officer
201 Haskins Way, Suite 210
South San Francisco, CA 94080
(650) 484-0886
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom		Josh Lehrer, M.D.
Maggie Wong		President and Chief Executive Officer
Shoaib Ghias		201 Haskins Way, Suite 210
Goodwin Procter LLP		South San Francisco, CA 94080
Three Embarcadero Center, Floor 28		(650) 484-0886
San Francisco, CA 94111
(415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 2,911,088 additional shares of Common Stock under the Graphite Bio, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and 564,000 additional shares of Common Stock under the Graphite Bio, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The number of shares of Common Stock reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1, beginning January 1, 2022, by an amount equal to the lesser of: (i) 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (ii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2021 Plan). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the 2021 Plan increased by 2,911,088. The number of shares of Common Stock reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1, beginning January 1, 2022, by an amount equal to the least of: (i) 564,000 shares of Common Stock, (ii) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP increased by 564,000. The additional shares are of the same class as other securities relating to the 2021 Plan and the 2021 ESPP for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on June 28, 2021 (File No. 333-257486) (the “2021 Registration Statement”) and on March 21, 2022 (File No. 333-263747) (the “2022 Registration Statement”) are effective, and the contents of the 2021 Registration Statement and 2022 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8 Exhibits

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40532) filed on June 30, 2021).

4.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40532) filed on June 30, 2021).
4.3

Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated March 11, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256838) filed on June 4, 2021).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256838) filed on June 11, 2021).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
99.1

2021 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333–256838)).

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333–256838)).
107*	Filing Fee Table
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 20th day of March, 2023.

GRAPHITE BIO, INC.

By:	/s/ Josh Lehrer
Name: Josh Lehrer, M.D.
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Josh Lehrer and Alethia Young as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Josh Lehrer	President, Director and Chief Executive Officer	March 20, 2023
Josh Lehrer, M.D.	(Principal Executive Officer)

/s/ Alethia Young	Chief Financial Officer	March 20, 2023
Alethia Young	(Principal Financial and Accounting Officer)

/s/ Perry Karsen	Chairman of the Board and Director	March 20, 2023
Perry Karsen

/s/ Abraham Bassan	Director	March 20, 2023
Abraham Bassan

/s/ Jerel Davis	Director	March 20, 2023
Jerel Davis, Ph. D.

/s/ Kristen M. Hege	Director	March 20, 2023
Kristen M. Hege, M.D.

/s/ Joseph Jimenez	Director	March 20, 2023
Joseph Jimenez

/s/ Matthew Porteus	Director	March 20, 2023
Matthew Porteus, M.D., Ph.D.

/s/ Carlo Rizzuto	Director	March 20, 2023
Carlo Rizzuto, Ph.D.

/s/ Smital Shah	Director	March 20, 2023
Smital Shah

/s/ Jo Viney	Director	March 20, 2023
Jo Viney, Ph.D.